UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 3, 2012 (September 27, 2012)

CORONUS SOLAR INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

As disclosed above under Item 8.01, we announced today the posting of the Yucca Valley East Development Securities and the 29-Palms North Development Securities.

ITEM 8.01	OTHER EVENTS.

As reported in our Form 8-K filed with the SEC on September 5, 2012, on August 30, 2012 (the “Yucca Valley East PPAs Effective Date”), our wholly-owned subsidiaries, Coronus Yucca Valley East 1 LLC and Coronus Yucca Valley East 2 LLC, entered into two identical Power Purchase Agreements (the “Yucca Valley East PPAs”) with Southern California Edison (“SCE”). As we reported, on or before the thirtieth day following the Yucca Valley East PPAs Effective Date, we were required to post and maintain with SCE development fees (the “Yucca Valley East Development Securities”) equal to $37,604 per Yucca Valley East PPA. As we report today, on September 27, 2012, we posted the Yucca Valley East Development Securities.

As we reported also in our Form 8-K filed with the SEC on September 5, 2012, on August 30, 2012 (the “29-Palms North PPAs Effective Date”), our wholly-owned subsidiaries, Coronus 29-Palms North 1 LLC, Coronus 29-Palms North 2 LLC, and Coronus 29-Palms North 3 LLC, entered into three identical Power Purchase Agreements (the “29-Palms North PPAs”) with SCE. As we reported, on or before the thirtieth day following the 29-Palms North PPAs Effective Date, we were required to post and maintain with SCE development fees (the “29-Palms North Development Securities”) equal to $38,250 per 29-Palms North PPA. As we report today, on September 27, 2012, we posted the 29-Palms North Development Securities.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 3rd day of October, 2012.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors